FORM S-8




                     REGISTRATION STATEMENT UNDER
                      THE SECURITIES ACT OF 1933


                         PETER KIEWIT SONS', INC.
        (Exact name of registrant as specified in its charter)

Delaware                                               47-0210602
(State of incorporation)                         (I.R.S. Employer
                                              Identification No.)
1000 Kiewit Plaza
Omaha, Nebraska                                             68131
(Address of principal                                  (Zip code)
 executive offices)

                         PETER KIEWIT SONS', INC.
                         EMPLOYEE OWNERSHIP PLAN
                        (Full title of the plan)

                         Kenneth D. Gaskins, Esq.
                         Peter Kiewit Sons', Inc.
                            1000 Kiewit Plaza
                         Omaha, Nebraska   68131
                             (402) 342-2052
                    (Name, address and telephone number
                            of agent for service)







                      Calculation of Registration Fee



                               Proposed
                               Maximum    Proposed
                     Amount    Offering   Maximum       Amount of
Title of Securities  to be     Price Per  Offering     Registration
to be Registered   Registered   Share     Price            Fee

1994 Series
Convertible
Debentures due
October 31, 2004   $2,500,000   102.5%    $2,562,500       $884


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                                PART I

           INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Items 1 and 2.

     The information furnished to participants is not required to be filed with this registration statement.


                                PART II

           INFORMATION REQUIRED IN THE REGISTRATION STATEMENT